ROSEHILL RESOURCES INC.
LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE
Pursuant to the terms and conditions of the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan (as it may be amended, restated, supplemented or otherwise modified, the “Plan”), Rosehill Resources Inc. (the “Company”) hereby grants to the individual listed below (“you” or “Grantee”) the number of shares of Restricted Stock (the “Restricted Shares”) set forth below in this Restricted Stock Grant Notice (this “Grant Notice”). The Restricted Shares are subject to the terms and conditions set forth herein, in the Restricted Stock Agreement (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee’s Name:	Gary C. Hanna
Date of Grant:	September 19, 2018
Total Number of Shares of Restricted Stock:	42,293 Shares
Vesting Commencement Date:	September 19, 2018
Vesting Schedule:
Subject to the terms and conditions of the Agreement, the Plan and the other terms and conditions set forth herein, the Restricted Shares shall vest on the earlier to occur of (i) the first anniversary of the Vesting Commencement Date identified above so long as you continuously provide services to the Company or one of its Affiliates from the Date of Grant through such anniversary date, or (ii) the date that you cease to be a member of the Board other than as a result of your resignation, removal from the Board for cause or failure to be duly nominated for re‐election to the Board.

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
You also understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code with respect to the Restricted Shares. This election must be filed no later than 30 days after Date of Grant set forth in this Grant Notice. This time period cannot be extended. If you wish to file a section 83(b) election, an election form is attached hereto as Exhibit B. By signing below, you acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing a section 83(b) election (if you choose to do so) is your sole responsibility, even if you request the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing or to file such election on your behalf.
This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
In addition, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency. This consent shall be effective for the entire time that you are a participant in the Plan.
Note: To accept the grant of the Restricted Shares, you must execute this Grant Notice and return an executed copy to the Company, 16200 Park Row, Suite 300, Houston, Texas, 77084, by September 28, 2018.

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Grantee has executed this Grant Notice, effective for all purposes as provided above.

ROSEHILL RESOURCES INC.
By:	/s/ R. Craig Owen
Name:	R. Craig Owen
Title:	Chief Financial Officer

GRANTEE /s/ Gary C. Hanna Gary C. Hanna

SIGNATURE PAGE TO
RESTRICTED STOCK GRANT NOTICE

EXHIBIT A

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Rosehill Resources Inc., a Delaware corporation (the “Company”), and Gary C. Hanna (“Grantee”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1. Award.  The Company hereby grants to Grantee the number of shares of Restricted Stock set forth in the Grant Notice (the “Restricted Shares”) on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.    Issuance Mechanics. The Company shall (a) cause a stock certificate or certificates representing the Restricted Shares to be registered in the name of Grantee, or (b) cause the Restricted Shares to be held in book-entry form.  If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the United States Securities and Exchange Commission and any stock exchange on which the Stock is then listed or quoted. If the shares of Stock are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions of this Agreement.
3.    Forfeiture Restrictions.
(a)    The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan, and in the event Grantee’s service relationship with the Company and its Affiliates is terminated as a result of Grantee’s resignation, termination or removal for cause or failure to be duly nominated for re‐election to the Board, Grantee shall immediately and without any further action by the Company, forfeit and surrender to the Company for no consideration all of the Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed in accordance with Section 3(b) as of the date of such termination or removal. The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon termination of Grantee’s service relationship as provided in the preceding sentence are referred to herein as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.
(b)    The Restricted Shares shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in the Grant Notice.  The Restricted Shares with respect to which the Forfeiture Restrictions lapse without forfeiture are referred to herein as the “Earned Shares.” As soon as administratively practicable following the release of any Stock from the Forfeiture Restrictions, the Company shall, as applicable, either deliver to Grantee the certificate or certificates representing such Stock in the Company’s possession belonging to Grantee, or, if the Stock is held in book-entry form, then the Company shall remove the notations indicating that the Stock is subject to the restrictions of this Agreement. Grantee (or the beneficiary or personal representative of Grantee in the event of Grantee’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.
4.    Dividends and Other Distributions. Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of shares of Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping. If the Restricted Share to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited. If the Restricted Share to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to Grantee as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs). Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.
5.    Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Restricted Shares by the Company, Grantee shall have all the rights of a stockholder of the Company with respect to such Restricted Shares subject to the restrictions herein, including the right to vote the Restricted Shares.
6.    Tax Withholding. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to Grantee for federal, state, local or foreign tax purposes, Grantee shall deliver to the Company or to any Affiliate nominated by the Company at the time of such receipt or lapse, as the case may be, such amount of money or, if permitted by the Committee in its sole discretion, shares of Stock as the Company or any Affiliate nominated by the Company may require to meet its obligation under applicable tax or social security laws or regulations, and if Grantee fails to do so, the Company and its Affiliates are authorized to withhold, or cause to be surrendered, from any cash or stock remuneration (including any of the Restricted Shares or Earned Shares under this Agreement) then or thereafter payable to Grantee equal to any tax or social security required to be withheld by reason of such resulting compensation income or wages, and to take such other action as may be necessary in the opinion of the Company to satisfy such withholding obligation. Grantee acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to Grantee as a result of the receipt of the Restricted Shares, the lapse of any Forfeiture Restrictions or the forfeiture of any of the Restricted Shares pursuant to the Forfeiture Restrictions. Grantee represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. Grantee represents that he has consulted with any tax consultants that Grantee deems advisable in connection with the Restricted Shares.
7.    Refusal to Transfer; Stop-Transfer Notices.  The Company shall not be required (a) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.  Grantee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
8.    Restricted Shares Not Transferable.  The Restricted Shares may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed.  No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
9.    Continued Employment; Membership on the Board. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Grantee the right to continued employment by the Company or any Affiliate, or any other entity, or continued membership on the Board or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or membership at any time. The award of the Restricted Shares is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company. Unless otherwise provided by applicable law, Grantee’s employment by the Company or any Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Grantee, the Company, any Affiliate, or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of Grantee’s employment, membership on the Board or other service relationship, and the cause of such termination, shall be determined by the Board, and such determination shall be final, conclusive and binding for all purposes.
10.    Section 83(b) Election. If Grantee makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the Date of Grant rather than as of the date or dates upon which Grantee would otherwise be taxable under Section 83(a) of the Code, Grantee hereby agrees to (a) use the election form provided in Exhibit B for such purpose and (b) deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

11.    Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Grantee, such notices or communications shall be effectively delivered if hand delivered to Grantee or if sent by registered or certified mail to Grantee at the last address Grantee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
12.    Agreement to Furnish Information. Grantee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
13.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Board may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Grantee shall be effective only if it is in writing and signed by both Grantee and an authorized officer of the Company.
14.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
15.    Successors and Assigns. The Company may assign any of its rights under this Agreement without Grantee’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Grantee and Grantee's beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.
16.    Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock granted hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
17.    Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

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EXHIBIT B
SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, taxpayer identification number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:
Taxpayer’s Name:

Taxpayer’s Social
Security Number:         - -

Taxpayer’s Address:

Taxable Year:

2.	The property that is the subject of this election (the “Property”) is ________ shares of common stock of Rosehill Resources Inc.

3.	The Property was transferred to the Taxpayer on , _____.

4.	The Property is subject to the following restrictions: The shares are subject to various transfer restrictions and are subject to forfeiture in the event certain service conditions are not satisfied.

5.
The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $ per share x _______ shares = $ .

6.	The amount paid by the Taxpayer for the Property is $_______.

7.	The amount to include in gross income is $ .

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature

EXHIBIT B